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                                                                  EXHIBIT 10.29

FORM

                                    GUARANTY

          This GUARANTY, dated as of October __, 2002, by FLAG TELECOM HOLDINGS LIMITED, a Bermuda corporation, and its permitted successors or assigns ("FLAG HOLDCO", and with its permitted successors or assigns, "GUARANTOR"), and xxxx, the holder of that certain Secured Note as hereinafter defined.

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Senior Secured Note dated as of the date hereof, issued by FLAG Asia Limited (the "DEBTOR/PAYOR"), in favor of xxxx and its registered assigns (xxxx and any registered assigns being referred to herein as "HOLDER") (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "SECURED NOTE"), Debtor/Payor has agreed to unconditionally pay the amounts specified therein; and

          WHEREAS, pursuant to that certain Security Agreement, dated as of the date hereof, by the Debtor/Payor and the Grantors referred to therein, in favor of Wilmington Trust Company ("COLLATERAL AGENT"), as collateral agent for the benefit of itself and xxxx as the Secured Parties (including all exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "SECURITY AGREEMENT"), the Debtor/Payor and Grantors have granted a Security Interest in the Collateral to secure the Secured Obligations; and

          WHEREAS, Guarantor is the ultimate parent company of Debtor/Payor and as such will derive direct and indirect economic benefits from the financial accommodations provided by Holder to the Debtor/Payor; and

          WHEREAS, in order to induce Holder to accept the Secured Note and enter into the other Loan Documents, Guarantor has agreed to guarantee payment of the Secured Note;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.   DEFINITIONS.

          All capitalized terms not specifically defined herein shall have the meanings ascribed thereto in the Security Agreement. In addition, as used herein:

          "BUSINESS" means the business of the Debtor/Payor and its Subsidiaries (as hereinafter defined), and any complimentary or logical extensions of such business, including, without limitation, any telecommunications or network services business in any geographic location, but only to the extent permitted under the Secured Note.

          "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which banking institutions in any of New York, New York, London, England, and Paris, France are authorized or obligated to close.

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          "EXCLUDED TAXES" means any taxes imposed on or measured by the overall net income (including a franchise or excise tax based on net income) of the Holder or the Collateral Agent by the jurisdiction in which it is incorporated, maintains its principal executive office, conducts its activities, or in which its office for payment hereunder is located.

          "GAAP" means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any United States or non-United States federal, national, supranational, state, provincial, county, city, local or similar government, governmental, regulatory or administrative authority, agency, or commission or any court, tribunal, arbitrator, judicial or arbitral body, or any subdivision of any of the foregoing.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination, administrative ruling or award entered by or with any Governmental Authority (in each case whether preliminary or final).

          "GUARANTY" means this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

          "LAW" means any United States or non-United States federal, national, supranational, state, provincial, county, city, local or similar constitution, statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

          "LIEN" means any mortgage, pledge, hypothecation, assignment for security purposes, security interest, encumbrance, lien (statutory or otherwise), charge or other restriction of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against Guarantor, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction (or other similar recording or notice statute, and any lease in the nature thereof) other than to reflect ownership by a third party of property leased to the Debtor/Payor under a lease which is not in the nature of a conditional sale or title retention agreement.

          "LOAN DOCUMENTS" means the Secured Note, the Security Agreement, this Guaranty, and each other agreement, instrument, document, undertaking or certificate executed or delivered pursuant to any of the foregoing.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

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          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of that Person (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

          "TAX" or "TAXES" means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, membership interest, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "TERMINATION DATE" means the date on which all Secured Obligations are indefeasibly paid in full, in cash, to Holder.

2.   THE GUARANTY.

          2.1 GUARANTY OF GUARANTEED OBLIGATIONS OF DEBTOR/PAYOR. The Guarantor hereby unconditionally guarantees to the Collateral Agent and Holder, and its respective successors, endorsees, transferees and assigns (but subject to the proviso in SECTION 7.6 hereof), the prompt payment when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations (hereinafter, the "GUARANTEED OBLIGATIONS"). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                 (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which Debtor/Payor and/or the Guarantor is or may become a party;

                 (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Holder with respect to any of the provisions thereof;

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                 (c) the existence, value or condition of, or failure to perfect
     Holder's Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action by Holder in respect thereof (including, without limitation, the release of any such security);

                 (d) the insolvency of Debtor/Payor; or

                 (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. The Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to Holder which is inconsistent with the waiver set forth in this
SECTION 2.1 shall be null and void and may be ignored by Holder and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Holder has specifically agreed otherwise in writing. It is agreed among the Guarantor and Holder that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Holder would decline to enter into the Loan Documents.

          2.2 DEMAND BY HOLDER. In addition to the terms of the Guaranty set forth in SECTION 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Secured Note (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay the entire outstanding Guaranteed Obligations due and owing to Holder. Payment by Guarantor shall be made to Holder in immediately available funds to an account designated by Holder, at the address set forth herein for the giving of notice to Holder, or at any other address that may be specified in writing from time to time by Holder, and shall be credited and applied to the Guaranteed Obligations in accordance with the Security Agreement.

          2.3 ENFORCEMENT OF GUARANTY. In no event shall Holder have any obligation (although it is entitled, at its option) to proceed against Debtor/Payor or any Collateral pledged to secure the Guaranteed Obligations before seeking satisfaction from the Guarantor, and Holder may proceed, prior or subsequent to, or simultaneously with, the enforcement of Holder's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

          2.4 WAIVER. In addition to the waivers set forth in SECTION 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Holder of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of

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acceptance, maturity, extension of time, change in nature or form of the
Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Debtor/Payor's financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Holder. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Holder which may arise in the future.

          2.5 BENEFIT OF GUARANTY. The provisions of this Guaranty are for the benefit of Holder and its respective successors, transferees, endorsees and assigns, and nothing contained herein shall impair the obligations of the Debtor/Payor under the Loan Documents. In the event that all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by Holder to any Person or Persons, any reference to "Holder" herein shall be deemed to refer equally to such Person or Persons.

          2.6 MODIFICATION OF GUARANTEED OBLIGATIONS, ETC. Guarantor hereby acknowledges and agrees that Holder (or Collateral Agent as circumstances may require) may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

                 (a) [Intentionally omitted];

                 (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                 (c) [Intentionally omitted];

                 (d) extend or waive the time for Debtor/Payor's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                 (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Collateral Agent has been granted a Security Interest for the benefit of Holder, to secure any Guaranteed Obligations;

                 (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor to Holder;

                 (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or Debtor/Payor are subordinated to the claims of Holder; and/or

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                 (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor to Holder in such manner as Holder shall determine in its discretion;

and Holder shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

Notwithstanding anything in this Guaranty to the contrary, Guarantor hereby acknowledges and agrees that the obligations under this Guaranty shall remain in full force and be unaffected by any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations or any amendment, or modification, of any manner whatsoever, of any Loan Document other than this Guaranty without regard to the Guarantor's consent or failure to consent thereto (and without regard to any notice or any lack of notice provided to Guarantor).

          2.7 REINSTATEMENT. This Guaranty shall remain in full force and effect and should any petition hereafter be filed by or against Debtor/Payor or Guarantor for liquidation or reorganization, should Debtor/Payor or Guarantor hereafter become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor/Payor's or Guarantor's assets. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Holder, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          2.8 DEFERRAL OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor hereby:

                 (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which the Guarantor may have or hereafter acquire against Holder in connection with or as a result of such Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which such Guarantor is a party or otherwise; and

                 (b) acknowledges and agrees (i) that this waiver is intended to benefit Holder and shall not limit or otherwise effect Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that Holder and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in

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     this SECTION 2.8 and their rights under this SECTION 2.8 shall survive payment in full of the Guaranteed Obligations.

          2.9 ELECTION OF REMEDIES. If Holder or Collateral Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Holder or Collateral Agent a Lien upon any Collateral owned by Debtor/Payor, either by judicial foreclosure or by non-judicial sale or enforcement, Holder or Collateral Agent, as the case may be, may, at its sole discretion, determine which of such rights or remedies it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Holder or Collateral Agent shall forfeit any of their rights or remedies, including their right to enter a deficiency judgment against Debtor/Payor, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Holder or Collateral Agent and waives any claim based upon such action, even if such action by Holder or Collateral Agent shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Holder or Collateral Agent. Any election of remedies which results in the denial or impairment of the right of Holder or Collateral Agent to seek a deficiency judgment against any Debtor/Payor shall not impair Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Holder shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Holder may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Holder but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding any present or future law or court decision or ruling that may have the effect of reducing the amount of any deficiency claim to which Holder might otherwise be entitled but for such bidding at any such sale.

3. REPRESENTATIONS AND WARRANTIES. Subject to the limitations imposed by the Existing Cases and certain insolvency proceedings in Bermuda and the resultant fact that their activities are subject to approval of the United States Bankruptcy Court and the Supreme Court of Bermuda, and the supervision and oversight of the applicable joint provisional liquidators; PROVIDED, HOWEVER, that the foregoing limitations shall cease to be applicable on and after the earlier to occur of (i) the Plan Effective Date and (ii) October 31, 2002:

          3.1 ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE GUARANTOR. Guarantor is a company duly organized, validly existing and in good standing under the laws of Bermuda and has all necessary power and authority to execute and deliver this Guaranty, to carry out its obligations hereunder and to consummate the transactions contemplated by this Guaranty. The execution and delivery by Guarantor of this Guaranty, the performance by Guarantor of its obligations hereunder and the consummation by Guarantor of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Guarantor. This Guaranty has been duly and validly executed and delivered by Guarantor, and, assuming due authorization, execution and delivery by Holder, this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

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          3.2    NO CONFLICT. Guarantor's execution and delivery of this
Guaranty and the performance of its respective obligations hereunder, and the consummation of the transactions contemplated hereby do not and will not (a) violate, conflict with, or result in the breach of the Memorandum and Articles of Association, bylaws or similar organizational documents of Guarantor, (b) conflict with, or violate any Law or Governmental Order applicable to Guarantor, or any of Guarantor's assets and properties, or (c) conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to any Person any rights of termination, acceleration, amendment, suspension, revocation or cancellation of, any contract, agreement, undertaking or instrument to which Guarantor is a party or by which any of its assets or properties are bound.

4.   COVENANTS; FURTHER ASSURANCES.

          (a)    [Intentionally omitted.]

          (b) Guarantor agrees, upon the reasonable written request of Holder, to execute and deliver to Holder, from time to time, any additional instruments or documents reasonably considered necessary by Holder to cause this Guaranty to be, become, or remain valid and effective in accordance with its terms.

          (c)    FINANCIAL INFORMATION.

                 (i) For so long as Guarantor is required to file financial statements and other periodic reports under the rules and regulations promulgated by the Securities and Exchange Commission (a "REPORTING COMPANY"), Guarantor shall furnish to Holder, within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Guarantor sends to its members and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Guarantor, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed (if any), copies of all press releases and other statements made available generally by the Guarantor to the public concerning material developments in the Guarantor's and its Subsidiaries' Businesses;

                 (ii) Commencing on the conclusion of the first fiscal quarter of Guarantor of which, and continuing for so long as, Guarantor is no longer a Reporting Company, Guarantor shall deliver to Holder as soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter of Guarantor (or within ninety (90) days after the close of the quarter that is also the close of the fiscal year of Guarantor), financial information in a form substantially similar to that which Guarantor would be required to file with the Securities and Exchange Commission if it were still a Reporting Company; PROVIDED that the financial information provided for the first three fiscal quarters need not, in any case, be audited, PROVIDED further that such unaudited financial information presents fairly the consolidated financial position, results of operations and cash flows of the Guarantor and its Subsidiaries on a consolidated basis as of the respective dates thereof.

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                 (iii) Commencing on the conclusion of the first fiscal year of Guarantor of which, and continuing for so long as, Guarantor is no longer a Reporting Company, Guarantor shall deliver to Holder as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Guarantor, financial information in a form substantially similar to that which Guarantor would be required to file with the Securities and Exchange Commission if it were still a Reporting Company, PROVIDED that such audited financial statements shall be accompanied by:
     (i) an opinion of such accountants that does not contain any exceptions or qualifications and is to the effect that the financial statements described above fairly present the financial condition and the results of operations of the Guarantor and its Subsidiaries on a consolidated basis for the periods and as of the relevant dates thereof, and (ii) such accountants' management letter to the Guarantor relating to such audit report;

                 (iv) Commencing on the conclusion of the first fiscal year of Guarantor of which, and continuing for so long as, Guarantor is no longer a Reporting Company, Guarantor shall present to Holder, at a location to be reasonably determined by Holder, the Guarantor's and its Subsidiaries' general review of the Business of Guarantor and its Subsidiaries. As part of such process, Guarantor shall, at Guarantor's sole expense, make such officers and employees as are reasonably requested by Holder available to discuss and answer questions regarding said Business.

     All of the financial information referred to in SUBSECTIONS (i) and (ii) above shall fairly present the financial condition and results of operations of the Guarantor and its Subsidiaries in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end auditing adjustments (none of which would, alone or in the aggregate, have a materially adverse effect on (a) the financial condition, operating results, prospects, assets, liabilities, operations, condition (financial or otherwise) or Business of the Guarantor and its Subsidiaries taken as a whole or (b) the ability of the Guarantor to satisfy the Guaranteed Obligations.

                 (v) Guarantor shall deliver to Holder copies of any material financial information provided to the Guarantor's bondholders after the Effective Date pursuant to the Plan of Reorganization or otherwise within five (5) days after delivery thereof to such bondholders.

5.   PAYMENTS FREE AND CLEAR OF TAXES.

          If Guarantor shall be required by law to deduct any Taxes, other than Excluded Taxes, from or in respect of any payment to Holder, (a) the amount of such payment shall be increased as shall be necessary so that after Guarantor has made all required deductions (including deductions applicable to additional sums payable under this SECTION 5), Holder receives an amount equal to the sum it would have received had no such deductions, other than deductions for Excluded Taxes, been made, and (b) Guarantor shall make all such deductions and pay the full amount deducted to the relevant taxation authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to Holder the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall jointly

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and severally indemnify and, within ten (10) days of demand therefore, pay
Holder for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 5) paid by Holder, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

6.   EFFECTIVE DATE.

          Notwithstanding anything herein to the contrary, Guarantor hereby acknowledges and agrees that this Guaranty shall be effective for all purposes, and shall have been deemed to have been continuously in effect, on and as of May 16, 2002.

7.   OTHER TERMS.

          7.1 COMPLETE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Guaranty, together with the other Loan Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and is a complete and exclusive statement of the terms and conditions of such agreement. There are no third-party beneficiaries of this Guaranty (other than successors and assigns of Holder).

          7.2 ENGLISH LANGUAGE. Any translation of this Guaranty into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Guaranty shall be in the English language, or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.

          7.3 HEADINGS. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

          7.4 SEVERABILITY. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or made invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          7.5 NOTICES. Every notice demand, request, consent, approval, declaration or other communication hereunder shall be in writing and shall be given or made (i) by delivery in person, (ii) by a reputable international overnight courier service, or (iii) by telecopy to the respective parties at the following addresses:

                 (a) If to Holder, at:

                     xxxx

                 (b) If to Guarantor, at:

                     FLAG TELECOM HOLDINGS LIMITED
                     c/o FLAG Telecom Group Limited

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                     Cedar House
                     41 Cedar Avenue
                     Hamilton HM12, Bermuda
                     Facsimile: (441) 296 0938
                     Attention: General Counsel

                     With a copy to (which shall not constitute notice):

                     FLAG Telecom Limited
                     9 South Street
                     London W1K 2XA, United Kingdom
                     Facsimile : +44 207 317 0898
                     Attention: General Counsel

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this SECTION 6.5), (ii) two (2) Business Days after deposit with a reputable international overnight carrier with all charges prepaid, or (iii) when delivered, if hand delivered.

          7.6 SUCCESSORS AND ASSIGNS. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of the Holder, inure to the benefit of Holder, all future holders of any instrument evidencing any of the Guaranteed Obligations and their respective successors and assigns; PROVIDED, HOWEVER, that any such successor and assign shall be a "permitted assign" as defined in
Section 20 of the Secured Note. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the rights of Holder hereunder, unless such sales, assignments, transfers or other dispositions were effected in compliance with the provisions of the applicable Secured Note. Guarantor may not, without the prior written consent of Holder, assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty except in connection with the Plan.

          7.7 NO WAIVER; CUMULATIVE REMEDIES; AMENDMENTS. Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Holder and then only to the extent therein set forth. A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Holder would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising on the part of Holder, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and

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remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Holder and Guarantor.

          7.8 TERMINATION. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Holder shall, at Guarantor's sole expense, deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination. The obligations of Holder contained in this SECTION 6.8 shall survive the termination of this Guaranty and remain in effect until Holder has complied in all material respects with all of such obligations.

          7.9 COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

          7.10 GOVERNING LAW. THIS GUARANTY AND ALL DISPUTES WITH RESPECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK. SIGNATURE PAGE
FOLLOWS.]

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.


                              FLAG Telecom Holdings Limited


                              By:
                                  ----------------------------
                              Name: Kees van Ophem
                              Title: Assistant Secretary

                              xxxx


                              By:
                                  ----------------------------
                              Name:
                              Title:

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